Exhibit 5.1

October 8, 2024

Welltower Inc.

4500 Dorr Street

Toledo, Ohio 43615

Re:	Welltower Inc.

Registration Statement on Form S-3 (File No. 333-264093)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (File No. 333-264093), as amended by post-effective amendment no. 1 thereto (as amended, the “Registration Statement”), of Welltower Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated October 8, 2024 (the “Prospectus Supplement”) to the prospectus dated April 1, 2022 (the “Prospectus”), relating to the registration of up to 23,471,419 of shares of common stock, $1.00 par value per share, of the Company (the “Shares”) that may in certain circumstances be issuable upon exchange of the 2.750% Exchangeable Senior Notes due 2028 (the “2028 Notes”) or the 3.125% Exchangeable Senior Notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”) of Welltower OP LLC, a Delaware limited liability company (“Welltower OP”), and the resale from time to time by the recipients of such Shares. The 2028 Notes were issued pursuant to the terms of the Indenture, dated as of May 11, 2023, by and among Welltower OP, the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2028 Notes Indenture”). The 2029 Notes were issued pursuant to the terms of the Indenture, dated as July 11, 2024, by and among Welltower OP, the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “2029 Notes Indenture” and, together with the 2028 Notes Indenture, the “Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, specimen common stock certificates, the Indentures and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Gibson, Dunn & Crutcher LLP

200 Park Avenue | New York, NY 10166-0193 | T: 212.351.4000 | F: 212.351.4035 | gibsondunn.com

Welltower Inc. 4500 Dorr Street	October 8, 2024 Page 2

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly reserved and authorized for issuance and, if and when issued upon the exchange of the Notes as provided in the applicable Indenture, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. The effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (“DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions herein. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours, /s/ Gibson, Dunn & Crutcher LLP